Exhibit 4.4

ALASKA SILVER Corp.

LONG-TERM INCENTIVE PLAN

November 5, 2021

As amended May 27, 2022 and May 20, 2025

(ii)

ALASKA SILVER CORP.
LONG-TERM INCENTIVE PLAN

Alaska Silver Corp. (the “Corporation”) hereby establishes a Long-Term Incentive Plan for certain qualified directors, officers, employees, consultants and management company employees providing ongoing services to the Corporation and its Affiliates (as defined herein).

Article 1 - DEFINITIONS

Section 1.1   Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

(a)	“Affiliates” has the meaning given to this term in the Securities Act (British Columbia), as such legislation may be amended, supplemented or replaced from time to time;

(b)	“applicable law” means the applicable laws and regulations and the requirements or policies of any governmental or regulatory authority, securities commission or stock exchange having authority over the Corporation or the Plan;

(c)	“Awards” means Options, RSUs and PSUs granted to a Participant pursuant to the terms of the Plan;

(d)	“Award Agreement” means an Option Agreement, RSU Agreement or a PSU Agreement, as the context requires;

(e)	“Black-Out Period” means the period of time required by applicable law when, pursuant to any policies or determinations of the Corporation, securities of the Corporation may not be traded by Insiders or other specified persons;

(f)	“Board” means the board of directors of the Corporation as constituted from time to time;

(g)	“Broker” has the meaning ascribed thereto in Section 7.4(b) hereof;

(h)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in Vancouver, British Columbia, Canada for the transaction of banking business;

(i)	“Cancellation” has the meaning ascribed thereto in Section 2.5(a) hereof;

(j)	“Cash Equivalent” means in the case of Share Units, the amount of money equal to the Market Value multiplied by the number of vested Share Units in the Participant’s Account, net of any applicable taxes in accordance with Section 7.4, on the Share Unit Settlement Date;

(k)	“Change of Control” means unless the Board determines otherwise, the happening, in a single transaction or in a series of related transactions, of any of the following events:

(i)	any transaction (other than a transaction described in clause (ii) below) pursuant to which any person or group of persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities entitled to vote in the election of directors of the Corporation, other than any such acquisition that occurs (A) upon the exercise or settlement of options or other securities granted by the Corporation under any of the Corporation’s equity incentive plans; or (B) as a result of the conversion of the multiple voting shares in the capital of the Corporation into Shares;

(ii)	there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction, or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(iii)	the sale, lease, exchange, license or other disposition of all or substantially all of the Corporation’s assets to a person other than a person that was an Affiliate of the Corporation at the time of such sale, lease, exchange, license or other disposition, other than a sale, lease, exchange, license or other disposition to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Corporation in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such sale, lease, exchange, license or other disposition;

(iv)	the passing of a resolution by the Board or shareholders of the Corporation to substantially liquidate the assets of the Corporation or wind up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); or

(v)	individuals who, on the effective date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board;

(l)	“Corporation” means Alaska Silver Corp., formerly known as 1246779 B.C. Ltd., a corporation existing under the Business Corporations Act (British Columbia), as amended from time to time;

(m)	“Discounted Market Price” has the meaning given to such term in TSXV Policy 1.1, as amended, supplemented or replaced from time to time;

(n)	“Dividend Share Units” has the meaning ascribed thereto in Section 5.2 hereof;

(o)	“Eligible Participants” has the meaning ascribed thereto in Section 2.4(a) hereof;

(p)	“Exercise Notice” means a notice in writing signed by a Participant and stating the Participant’s intention to exercise a particular Award, if applicable;

(q)	“Exercise Price” has the meaning ascribed thereto in Section 3.3 hereof;

(r)	“Expiry Date” has the meaning ascribed thereto in Section 3.4 hereof;

(s)	“Insider” has the meaning attributed thereto in the TSXV Policy 1.1, as amended, supplemented or replaced from time to time;

(t)	“Investor Relations Activities” has the meaning given to such term in TSXV Policy 1.1, as amended, supplemented or replaced from time to time;

(u)	“Market Value” means at any date when the market value of Shares of the Corporation is to be determined, the five-day volume weighted average trading price of the Shares on the Trading Day prior to the date of grant on the principal stock exchange on which the Shares are listed, or if the Shares of the Corporation are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith;

(v)	“Option” means an option granted to the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Exercise Price, but subject to the provisions hereof;

(w)	“Option Agreement” means a written notice from the Corporation to a Participant evidencing the grant of Options and the terms and conditions thereof, substantially in the form set out in Appendix “A”, or such other form as the Board may approve from time to time;

(x)	“Participants” means Eligible Participants that are granted Awards under the Plan;

(y)	“Participant’s Account” means an account maintained to reflect each Participant’s participation in RSUs and/or PSUs under the Plan;

(z)	“Performance Criteria” means criteria established by the Board which, without limitation, may include criteria based on the Participant’s personal performance and/or the financial performance of the Corporation and/or of its Affiliates, and that may be used to determine the vesting of the Awards, when applicable;

(aa)	“Performance Period” means the period determined by the Board pursuant to Section 4.4 hereof;

(bb)	“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

(cc)	“Plan” means this Long-Term Incentive Plan, as amended and restated from time to time;

(dd)	“PSU” means a right awarded to a Participant to receive a payment in the form of Shares as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

(ee)	“PSU Agreement” means a written notice from the Corporation to a Participant evidencing the grant of PSUs and the terms and conditions thereof, substantially in the form of Appendix “C”, or such other form as the Board may approve from time to time;

(ff)	“Regulation S” means Regulation S as promulgated by the Securities and Exchange Commission under the U.S. Securities Act;

(gg)	“Restriction Period” means the period determined by the Board pursuant to Section 4.3 hereof;

(hh)	“RSU” means a right awarded to a Participant to receive a payment in the form of Shares as provided in Article 4 hereof and subject to the terms and conditions of this Plan;

(ii)	“RSU Agreement” means a written notice from the Corporation to a Participant evidencing the grant of RSUs and the terms and conditions thereof, substantially in the form of Appendix “B”, or such other form as the Board may approve from time to time;

(jj)	“Rule 144” means Rule 144 as promulgated under the U.S. Securities Act;

(kk)	“Rule 701” means Rule 701 as promulgated under the U.S. Securities Act;

(ll)	“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more employees, directors, officers or insiders of the Corporation or a Subsidiary;

(mm)	“Shares” means the subordinate voting shares in the capital of the Corporation;

(nn)	“Share Unit” means a RSU or PSU, as the context requires;

(oo)	“Share Unit Settlement Date” has the meaning determined in Section 4.6(a)(i);

(pp)	“Share Unit Settlement Notice” means a notice by a Participant to the Corporation electing the desired form of settlement of vested RSUs or PSUs;

(qq)	“Share Unit Vesting Determination Date” has the meaning described thereto in Section 4.5 hereof;

(rr)	“Stock Exchange” means the TSXV or the TSX, as applicable from time to time;

(ss)	“Subsidiary” means a corporation, company, partnership or other body corporate that is controlled, directly or indirectly, by the Corporation;

(tt)	“Successor Corporation” has the meaning ascribed thereto in Section 6.1(c) hereof;

(uu)	“Surrender” has the meaning ascribed thereto in Section 3.6(c);

(vv)	“Surrender Notice” has the meaning ascribed thereto in Section 3.6(c);

(ww)	“Tax Act” means the Income Tax Act (Canada) and its regulations thereunder, as amended from time to time;

(xx)	“Termination Date” means the date on which a Participant ceases to be an Eligible Participant;

(yy)	“Trading Day” means any day on which the Stock Exchange is opened for trading;

(zz)	“TSX” means the Toronto Stock Exchange;

(aaa)	“TSXV” means the TSX Venture Exchange;

(bbb)	“TSXV Market Price” means the closing price of the Shares on the TSXV on the last Trading Day preceding the date on which the grant of Options is approved by the Board, or if the Shares of the Corporation are not listed on any stock exchange, the value as is determined solely by the Board, acting reasonably and in good faith;

(ccc)	“TSXV Policy” means the TSXV Corporate Finance Policies;

(ddd)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Article 2 - PURPOSE AND ADMINISTRATION OF THE PLAN; GRANTING OF AWARDS

Section 2.1   Purpose of the Plan.

The purpose of this Plan is to advance the interests of the Corporation by: (i) providing Eligible Participants with additional incentives; (ii) encouraging stock ownership by such Eligible Participants; (iii) increasing the proprietary interest of Eligible Participants in the success of the Corporation; (iv) promoting growth and profitability of the Corporation; (v) encouraging Eligible Participants to take into account long-term corporate performance; (vi) rewarding Eligible Participants for sustained contributions to the Corporation and/or significant performance achievements of the Corporation; and (vii) enhancing the Corporation’s ability to attract, retain and motivate Eligible Participants.

Section 2.2   Implementation and Administration of the Plan.

(a)	Subject to Section 2.3, this Plan will be administered by the Board.

(b)	Subject to the terms and conditions set forth in this Plan, the Board is authorized to provide for the granting, exercise and method of exercise of Awards, all at such times and on such terms (which may vary between Awards granted from time to time) as it determines. In addition, the Board has the authority to (i) construe and interpret this Plan and all certificates, agreements or other documents provided or entered into under this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; and (iii) make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Board will be binding on all Participants and on their legal, personal representatives and beneficiaries.

(c)	No member of the Board will be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of this Plan, any Award Agreement or other document or any Awards granted pursuant to this Plan.

(d)	The day-to-day administration of the Plan may be delegated to such committee of the Board and/or such officers and employees of the Corporation as the Board determines from time to time.

(e)	Subject to the provisions of this Plan, the Board has the authority to determine the limitations, restrictions and conditions, if any, applicable to the exercise of an Award.

Section 2.3   Delegation to Committee.

Despite Section 2.2 or any other provision contained in this Plan, the Board has the right to delegate the administration and operation of this Plan, in whole or in part, to a committee of the Board and/or to any member of the Board. In such circumstances, all references to the Board in this Plan include reference to such committee and/or member of the Board, as applicable.

Section 2.4   Eligible Participants.

(a)	The Persons who shall be eligible to receive Awards (“Eligible Participants”) shall be the bona fide directors, officers, senior executives, consultants, management company employees and other employees of the Corporation or a Subsidiary, providing ongoing services to the Corporation and its Affiliates; notwithstanding the foregoing, providers of Investor Relations Activities shall not be included as Eligible Participants entitled to receive Share Units related to RSU Agreements or PSU Agreements.

(b)	Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Eligible Participant’s relationship, employment or appointment with the Corporation.

(c)	Notwithstanding any express or implied term of this Plan to the contrary, the granting of an Award pursuant to the Plan shall in no way be construed as a guarantee of employment or appointment by the Corporation.

(d)	None of the Awards or Shares issuable under any Award granted to a Participant have been or will be registered under the U.S. Securities Act or any state securities laws. Unless made pursuant to an effective registration statement under the U.S. Securities Act, any Awards or Shares issuable under any Award granted to a Participant must be exempt from the registration requirements of the U.S. Securities Act pursuant to Rule 701 thereunder and applicable state securities laws. Any Award granted pursuant to the exemption available under Rule 701 shall be subject to the limitations set forth therein.

Section 2.5   Shares Subject to the Plan.

(a)	Subject to adjustment pursuant to provisions of Article 6 hereof, the total number of Shares reserved and available for grant and issuance pursuant to Awards under the Plan shall not exceed ten percent (10%) of the total issued and outstanding Shares from time to time or such other number as may be approved by the Stock Exchange and the shareholders of the Corporation from time to time, provided that at all times when the Corporation is listed on the TSXV, the shareholder approval referred to herein must be obtained on a “disinterested” basis in compliance with the applicable policies of the TSXV. For the purposes of this Section 2.5(a), in the event that the Corporation cancels or purchases to cancel any of its issued and outstanding Shares (“Cancellation”) and as a result of such Cancellation the Corporation exceeds the limit set out in this Section 2.5(a), no approval of the Corporation’s shareholders will be required for the issuance of Shares on the exercise of any Options which were granted prior to such Cancellation.

(b)	Shares in respect of which an Award is granted under the Plan, but not exercised prior to the termination of such Award or not vested or settled prior to the termination of such Award due to the expiration, termination, cancellation or lapse of such Award, shall be available for Awards to be granted thereafter pursuant to the provisions of the Plan. All Shares issued pursuant to the exercise or the vesting of the Awards granted under the Plan shall be so issued as fully paid and non-assessable Shares.

Section 2.6   Participation Limits.

Subject to adjustment pursuant to provisions of Article 6 hereof, the aggregate number of Shares (i) issued to Insiders under the Plan or any other proposed or established Share Compensation Arrangement within any one-year period and (ii) issuable to Insiders at any time under the Plan or any other proposed or established Share Compensation Arrangement, shall in each case not exceed ten percent (10%) of the total issued and outstanding Shares from time to time.

Section 2.7   Additional TSXV Limits.

(a)	In addition to the requirements in Section 2.5 and Section 2.6, subject to Section 4.2(f), and notwithstanding any other provision of this Plan, at all times when the Corporation is listed on the TSXV:

(i)	the total number of Shares which may be reserved for issuance to any one Eligible Participant under the Plan together with all of the Corporation’s other previously established or proposed Share Compensation Arrangements shall not exceed 5% of the issued and outstanding Shares on the grant date or within any 12-month period (in each case on a non-diluted basis);

(ii)	the aggregate number of Awards to any one Eligible Participant that is a consultant of the Corporation in any 12 month period must not exceed 2% of the issued Shares calculated at the first such grant date;

(iii)	the aggregate number of Options to all persons retained to provide Investor Relations Activities must not exceed 2% of the issued Shares in any 12-month period calculated at the first such grant date (and including any Eligible Participant that performs Investor Relations Activities and/or whose role or duties primarily consist of Investor Relations Activities);

(iv)	Options granted to any person retained to provide Investor Relations Activities must vest in a period of not less than 12 months from the date of grant of the Award and with no more the 25% of the Options vesting in any three (3) month period notwithstanding any other provision of this Plan; and

(v)	the aggregate number of Share Units to any one Eligible Participant must not exceed (i) 1% of the issued Shares at the each such grant date and (ii) 2% of the total issued and outstanding Shares within the last 12-month period calculated at the each such grant date.

(b)	At all times when the Corporation is listed on the TSXV, the Corporation shall seek annual TSXV and shareholder approval for this rolling Plan in conformity with TSXV Policy 4.4.

Article 3 - OPTIONS

Section 3.1   Nature of Options.

An Option is an option granted by the Corporation to a Participant entitling such Participant to acquire a designated number of Shares from treasury at the Exercise Price, subject to the provisions hereof.

Section 3.2   Option Awards.

(a)	The Board shall, from time to time, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) determine the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the “Exercise Price”), (iv) determine the relevant vesting provisions (including Performance Criteria, if applicable) and (v) determine the Expiry Date, the whole subject to the terms and conditions prescribed in this Plan, in any Option Agreement and any applicable rules of the Stock Exchange.

(b)	Subject to the terms of any other agreement between the Participant and the Corporation, or the Board expressly providing to the contrary, and except as otherwise provided in a Option Agreement, each Option shall vest as to 1/3 on the date of grant, 1/3 on the first anniversary of the date of grant and 1/3 on the second anniversary of the date of grant.

(c)	Notwithstanding any other provision of this Plan, at all times when the Corporation is listed on the TSXV, the Corporation shall maintain timely disclosure and file appropriate documentation in connection with Option grants made under this Plan in accordance with TSXV Policy 4.4.

Section 3.3   Exercise Price.

The Exercise Price for Shares that are the subject of any Option shall be fixed by the Board when such Option is granted, but shall not be less than:

(A)	the Market Value of such Shares at the time of the grant; or

(B)	if the Shares are listed on the TSXV, the TSXV Market Price,

and in any event shall not be less than the Discounted Market Price. For special rules related to U.S. Participants, see Section 3.7.

Section 3.4   Expiry Date; Blackout Period.

Subject to Section 6.2, each Option must be exercised no later than ten (10) years after the date the Option is granted or such shorter period as set out in the Participant’s Option Agreement, at which time such Option will expire (the “Expiry Date”). Notwithstanding any other provision of this Plan, each Option that would expire during or within ten (10) Business Days immediately following a Black-Out Period shall expire on the date that is ten (10) Business Days immediately following the expiration of the Black-Out Period. Where an Option will expire on a date that falls immediately after a Black-Out Period, and for greater certainty, not later than ten (10) Business Days after the Black- Out Period, then the date such Option will expire will be automatically extended by such number of days equal to ten (10) Business Days less the number of Business Days after the Black-Out Period that the Option expires. For special rules related to U.S. Participants, see Section 3.7.

Section 3.5   Exercise of Options.

(a)	Subject to the provisions of this Plan, a Participant shall be entitled to exercise an Option granted to such Participant, subject to vesting limitations which may be imposed by the Board at the time such Option is granted.

(b)	Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable as to all or such part or parts of the optioned Shares and at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board may determine in its sole discretion.

(c)	No fractional Shares will be issued upon the exercise of Options granted under this Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the exercise of an Option, or from an adjustment pursuant to Section 6.1, such Participant will only have the right to acquire the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 3.6   Method of Exercise and Payment of Purchase Price.

(a)	Subject to the provisions of the Plan and the alternative exercise procedures set out herein, an Option granted under the Plan may be exercisable (from time to time as provided in Section 3.5 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering an Exercise Notice to the Corporation in the form and manner determined by the Board from time to time, together with cash, a bank draft or certified cheque in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Options and any applicable tax withholdings.

(b)	Subject to Section 3.6(e), pursuant to the Exercise Notice and subject to the approval of the Board, a Participant may choose to undertake a “cashless exercise” with the assistance of a broker in order to facilitate the exercise of such Participant’s Options. The “cashless exercise” procedure may include a sale of such number of Shares as is necessary to raise an amount equal to the aggregate Exercise Price for all Options being exercised by that Participant under an Exercise Notice and any applicable tax withholdings. Pursuant to the Exercise Notice, the Participant may authorize the broker to sell Shares on the open market by means of a short sale and forward the proceeds of such short sale to the Corporation to satisfy the Exercise Price and any applicable tax withholdings, promptly following which the Corporation shall issue the Shares underlying the number of Options as provided for in the Exercise Notice.

(c)	Subject to Section 3.6(e), in addition, in lieu of exercising any vested Option in the manner described in this Section 3.6(a) or Section 3.6(b), and pursuant to the terms of this Article 3, a Participant may, by surrendering an Option (“Surrender”) with a properly endorsed notice of Surrender to the Corporate Secretary of the Corporation, substantially in the form of Schedule “B” to the Option Agreement (a “Surrender Notice”), elect to receive that number of Shares calculated using the following formula:

X = (Y * (A-B)) / A

Where:

X = the number of Shares to be issued to the Participant upon exercising such Options; provided that if the foregoing calculation results in a negative number, then no Shares shall be issued

Y = the number of Shares underlying the Options to be Surrendered

A = the Market Value of the Shares as at the date of the Surrender

B = the Exercise Price of such Options

(d)	Subject to Section 3.6(e), upon the exercise of an Option pursuant to Section 3.6(a) or Section 3.6(c), the Corporation shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares to deliver to the Participant such number of Shares as the Participant shall have then paid for and as are specified in such Exercise Notice.

(e)	Notwithstanding any other provision of this Plan, the “cashless exercise” provisions contained in each of Section 3.6(b), Section 3.6(c) and Section 3.6(d) shall not apply at all times when the Corporation is listed on the TSXV, and such provisions shall be of no force and effect during such period.

Section 3.7   Special Rules for Participants Who Are United States Taxpayers.

(a)	Grants to U.S. Participants. For purposes of this Section 3.7(a), a Participant who is a United States taxpayer (a “U.S. Participant”) shall mean an Eligible Participant who is a U.S. citizen or a U.S. resident for U.S. federal tax purposes, in each case as defined in the U.S. Internal Revenue Code of 1986, as amended (the “Code”). In addition to the other provisions of this Plan (and notwithstanding any other provision of this Plan to the contrary), the following limitations and requirements will apply to any Option granted to a U.S. Participant:

(i)	the Option Exercise Price payable per Option Share upon exercise of an Option will not be less than 100% of the fair market value of the Option Shares as of the date of grant. For purposes of this Section 3.7(a)(i), fair market value shall be calculated in accordance with applicable regulations under section 409A of the Code, and in the absence of a methodology specified by the Board, fair market value shall be calculated using the closing price of the shares (on the Stock Exchange, or another stock exchange where the majority of the trading volume and value of the Shares occurs) on the trading day prior to the grant date. In all events, fair market value shall be determined without utilizing trailing averages and any discount permitted by the Stock Exchange;

(ii)	with respect to payments made pursuant to Section 3.6(c) of this Plan, the fair market value of one Share as of a particular date shall be the fair market value, as determined under this Section 3.7 of this Plan, replacing “date of grant” with “date of exercise” and shall be calculated without regard to any discount permitted by the Stock Exchange;

(iii)	the Board may use its reasonable efforts to ensure that any adjustment with respect to the Option Exercise Price for and number of Option Shares subject to an Option (including, but not limited to, the adjustments contemplated under Article 6 of this Plan) granted to a U.S. Participant pursuant to this Plan will be made so as to comply with, and not create any adverse consequences under, sections 424 and 409A of the Code; and

(iv)	Options granted to U.S. Participants that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code (“Incentive Stock Options”) shall, notwithstanding any other provision of this Plan to the contrary, be subject to the following limitations and requirements:

(A)	The maximum number of Option Shares reserved for issuance in respect of grants of Incentive Stock Options under this Plan shall not exceed 6,467,002.

(B)	An Incentive Stock Option may be granted only to employees (including a director or officer who is also an employee) of the Corporation (or of any parent or subsidiary of the Corporation). For purposes of this Section 3.7(a), the term Participant, as applied to a U.S. Participant, shall mean a person who is an employee for purposes of the Code and the terms “parent” and “subsidiary” shall have the meanings set forth in sections 424(e) and 424(f) of the Code;

(C)	To the extent that the aggregate fair market value (determined at the time of grant) of the Option Shares with respect to which Incentive Stock Options are exercisable for the first time by any U.S. Participant during any calendar year (under all plans of the Corporation and any affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated non-qualified Options, notwithstanding any contrary provision of the applicable award agreement;

(D)	The Option Exercise Price payable per Option Share upon exercise of an Incentive Stock Option will not be less than 100% of the fair market value of an Option Share on the date of grant; provided, however, that, in the case of the grant of an Incentive Stock Option to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% shareholder, the Option Exercise Price payable per Option Share upon exercise of such Incentive Stock Option will be not less than 110% of the fair market value of a Share on the date of grant;

(E)	An Incentive Stock Option will terminate and no longer be exercisable no later than ten years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a U.S. Participant who, at the time such Incentive Stock Option is granted, is a 10% shareholder, such Incentive Stock Option will terminate and no longer be exercisable no later than five years after the date of grant;

(F)	If a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Corporation (or by any parent or subsidiary of the Corporation) for any reason, whether voluntary or involuntary, other than death, permanent disability or cause, such Incentive Stock Option shall cease to qualify as an Incentive Stock Option as of the earlier of (i) the date that is three months after the date of cessation of employment or (ii) the expiration of the term of such Incentive Stock Option. If a U.S. Participant who has been granted Incentive Stock Options ceases to be employed by the Corporation (or by any parent or subsidiary of the Corporation) because of the death or permanent disability of such U.S. Participant, such U.S. Participant, then such Incentive Stock Option shall cease to qualify as an Incentive Stock Option as of the earlier of (i) the date that is one year after the date of death or permanent disability, as the case may be, or (ii) the expiration of the term of such Incentive Stock Option. Nothing herein is intended to require the Option to remain outstanding any longer than as required under Section 3.4, Section 5.3, and Section 6.3 of this Plan. For purposes of this Section 3.7(a), the term “permanent disability” has the meaning assigned to that term in section 422(e)(3) of the Code;

(G)	An Incentive Stock Option granted to a U.S. Participant may be exercised during such U.S. Participant’s lifetime only by such U.S. Participant;

(H)	An Incentive Stock Option granted to a U.S. Participant may not be transferred, assigned or pledged by such U.S. Participant, except by will or by the laws of descent and distribution; and

(I)	No Incentive Stock Option will be granted more than ten years after the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by the shareholders of the Corporation.

(v)	Notwithstanding Section 3.4 of this Plan pertaining to Blackout Periods, no Option granted to a U.S. Participant may be extended beyond its Option Expiry Date.

Article 4 - SHARE UNITS

Section 4.1   Nature of Share Units.

A Share Unit is an Award entitling the recipient to acquire Shares, at such purchase price (which may be zero) as determined by the Board, subject to such restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

Section 4.2   Share Unit Awards.

(a)	Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board shall, from time to time, in its sole discretion, (i) designate the Eligible Participants who may receive RSUs and/or PSUs under the Plan, (ii) fix the number of RSUs and/or PSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs and/or PSUs shall be granted, and (iii) determine the relevant conditions and vesting provisions (including, in the case of PSUs, the applicable Performance Period and Performance Criteria, if any) and Restriction Period of such RSUs and/or PSUs, the whole subject to the terms and conditions prescribed in this Plan and in any RSU Agreement.

(b)	The RSUs and PSUs are structured so as to be considered to be a plan described in Section 7 of the Tax Act or any successor to such provision.

(c)	Subject to the vesting and other conditions and provisions set forth herein and in the RSU Agreement and/or PSU Agreement, the Board shall determine whether each RSU and/or PSU awarded to a Participant shall entitle the Participant: (i) to receive one Share issued from treasury; (ii) to receive the Cash Equivalent of one Share; or (iii) to elect to receive either one Share from treasury, the Cash Equivalent of one Share or a combination of cash and Shares.

(d)	Share Units shall be settled by the Participant at any time beginning on the first Business Day following their Share Unit Vesting Determination Date but no later than the Share Unit Settlement Date. With respect to U.S. Participants, Share Units shall be settled as provided in Section 5.3(a)(v) (or in the event of any deferred settlement, in accordance with Section 7.5).

(e)	Unless otherwise specified in the RSU Agreements, one-third of RSUs awarded pursuant to a RSU Agreement shall vest on each of the first three anniversaries of the date of grant. None of the RSUs may vest earlier than the first anniversary of the date of grant.

(f)	Notwithstanding any other provision of this Plan, at all times when the Corporation is listed on the TSXV, no person retained to provide Investor Relations Activities shall receive any grant of Share Units in compliance with TSXV Policy 3.4.

Section 4.3   Restriction Period Applicable to Share Units.

The applicable restriction period in respect of a particular Share Unit shall be determined by the Board but in all cases shall end no later than December 31 of the calendar year which is three (3) years after the calendar year in which the Award is granted (“Restriction Period”). For example, the Restriction Period for a grant made in June 2019 shall end no later than December 31, 2022. Subject to the Board’s determination, any vested Share Units with respect to a Restriction Period will be paid to Participants in accordance with Article 4, no later than the end of the Restriction Period. Unless otherwise determined by the Board, all unvested Share Units shall be cancelled on the Share Unit Vesting Determination Date (as such term is defined in Section 4.5) and, in any event, no later than the last day of the Restriction Period.

Section 4.4   Performance Criteria and Performance Period Applicable to PSU Awards.

(a)	For each award of PSUs, the Board shall establish the period in which any Performance Criteria and other vesting conditions must be met in order for a Participant to be entitled to receive Shares in exchange for all or a portion of the PSUs held by such Participant (the “Performance Period”), provided that such Performance Period may not expire after the end of the Restriction Period, being no longer than three (3) years after the calendar year in which the Award was granted. For example, a Performance Period determined by the Board to be for a period of three (3) financial years will start on the first day of the financial year in which the award is granted and will end on the last day of the second financial year after the year in which the grant was made. In such a case, for a grant made on January 4, 2019, the Performance Period will start on January 1, 2019 and will end on December 31, 2021.

(b)	For each award of PSUs, the Board shall establish any Performance Criteria and other vesting conditions in order for a Participant to be entitled to receive Shares in exchange for his or her PSUs.

Section 4.5   Share Unit Vesting Determination Date.

The vesting determination date means the date on which the Board determines if the Performance Criteria and/or other vesting conditions with respect to a RSU and/or PSU have been met (the “Share Unit Vesting Determination Date”), and as a result, establishes the number of RSUs and/or PSUs that become vested, if any. For greater certainty, the Share Unit Vesting Determination Date in respect of Share Units must fall after the end of the Performance Period, if applicable, but no later than the last day of the Restriction Period.

Section 4.6   Settlement of Share Unit Awards.

(a)	Subject to the terms of any other agreement between the Participant and the Corporation, or the Board expressly providing to the contrary, and except as otherwise provided in a RSU Agreement and/or PSU Agreement, in the event that the vesting conditions, the Performance Criteria and Performance Period, if applicable, of a Share Unit are satisfied:

(i)	all of the vested Share Units covered by a particular grant may, subject to Section 4.6(d), be settled at any time beginning on the first Business Day following their Share Unit Vesting Determination Date but no later than the date that is five (5) years from their Share Unit Vesting Determination Date (the “Share Unit Settlement Date”); and

(ii)	a Participant is entitled to deliver to the Corporation, on or before the Share Unit Settlement Date, a Share Unit Settlement Notice in respect of any or all vested Share Units held by such Participant.

(b)	Subject to Section 4.6(d), settlement of Share Units shall take place promptly following the Share Unit Settlement Date and take the form set out in the Share Unit Settlement Notice through:

(i)	in the case of settlement of Share Units for their Cash Equivalent, delivery of a bank draft, certified cheque or other acceptable form of payment to the Participant representing the Cash Equivalent;

(ii)	in the case of settlement of Share Units for Shares, delivery of Shares to the Participant; or

(iii)	in the case of settlement of the Share Units for a combination of Shares and the Cash Equivalent, a combination of (i) and (ii) above.

(c)	If a Share Unit Settlement Notice is not received by the Corporation on or before the Share Unit Settlement Date, settlement shall take the form of Shares issued from treasury as set out in Section 4.7(b).

(d)	Notwithstanding any other provision of this Plan, in the event that a Share Unit Settlement Date falls during a Black-Out Period and the Participant has not delivered a Share Unit Settlement Notice, then such Share Unit Settlement Date shall be automatically extended to the tenth (10th) Business Day following the date that such Black-Out Period is terminated. Where a Share Unit Settlement Date falls immediately after a Black-Out Period, and for greater certainty, not later than ten (10) Business Days after the Black-Out Period, then the Share Unit Settlement Date will be automatically extended by such number of days equal to ten (10) Business Days less the number of Business Days that a Share Unit Settlement Date is after the Black-Out Period.

Section 4.7   Determination of Amounts.

(a)	For purposes of determining the Cash Equivalent of Share Units to be made pursuant to Section 4.6, such calculation will be made on the Share Unit Settlement Date and shall equal the Market Value on the Share Unit Settlement Date multiplied by the number of vested Share Units in the Participant’s Account which the Participant desires to settle in cash pursuant to the Share Unit Settlement Notice.

(b)	For the purposes of determining the number of Shares from treasury to be issued and delivered to a Participant upon settlement of Share Units pursuant to Section 4.6, such calculation will be made on the Share Unit Settlement Date and be the whole number of Shares equal to the whole number of vested Share Units then recorded in the Participant’s Account which the Participant desires to settle pursuant to the Share Unit Settlement Notice. Shares issued from treasury will be issued in consideration for the past services of the Participant to the Corporation and the entitlement of the Participant under this Plan in respect of such Share Units settled for Shares shall be satisfied in full by such issuance of Shares.

Article 5 - GENERAL CONDITIONS

Section 5.1   General Conditions applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

(a)	Employment - The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ in any capacity. For greater certainty, the granting of Awards to a Participant shall not impose any obligation on the Corporation to grant any awards in the future nor shall it entitle the Participant to receive future grants.

(b)	Rights as a Shareholder - Neither the Participant nor such Participant’s personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant’s Awards until the date of issuance of a share certificate to such Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) or the entry of such person’s name on the share register for the Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued or entry of such person’s name on the share register for the Shares.

(c)	Conformity to Plan – In the event that an Award is granted or an Award Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

(d)	Non-Transferability – Except as set forth herein, Awards are not transferable. Awards may be exercised only upon the Participant’s death, by the legal representative of the Participant’s estate, provided that any such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise any Award. A person exercising an Award may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative.

(e)	Hold Period – In the event that the Shares are listed on the TSXV, the granting of an Award (i) to Insiders, or (ii) where the exercise price is at a discount to the TSXV Market Price shall be subject to a four-month hold period in compliance with the applicable policies of the TSXV. In addition, any Shares issued are deemed to be “restricted securities” as defined in Rule 144 and are subject to the restrictions set forth in Section 7.6, below.

Section 5.2   Dividend Share Units.

When dividends (other than stock dividends) are paid on Shares, Participants shall receive additional RSUs and/or PSUs, as applicable (“Dividend Share Units”) as of the dividend payment date. The number of Dividend Share Units to be granted to the Participant shall be determined by multiplying the aggregate number of RSUs and/or PSUs, as applicable, held by the Participant on the relevant record date by the amount of the dividend paid by the Corporation on each Share, and dividing the result by the Market Value on the dividend payment date, which Dividend Share Units shall be in the form of RSUs and/or PSUs, as applicable. Dividend Share Units granted to a Participant in accordance with this Section 5.2 shall be subject to the same vesting conditions applicable to the related RSUs and/or PSUs.

Section 5.3   Termination of Employment.

(a)	Unless otherwise determined by the Board, each Share Unit and Option shall be subject to the following conditions:

(i)	Termination for Cause. Upon a Participant ceasing to be an Eligible Participant for “cause”, all unexercised vested or unvested Share Units and Options granted to such Participant shall terminate on the effective date of the termination as specified in the notice of termination. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for cause shall be binding on the Participant.

(ii)	Termination or Cessation. In the case of a Participant ceasing to be an Eligible Participant for any reason (other than for “cause” or death), subject to any later expiration dates determined by the Board, all Share Units and Options shall expire on the earlier of one hundred and twenty (120) days after the effective date of such termination or cessation, or the expiry date of such Share Unit or Option, to the extent such Share Unit or Option was vested and exercisable by the Participant on the effective date of such termination or cessation and all unexercised unvested Share Units and/or Options granted to such Participant shall terminate on the effective date of such termination or cessation.

(iii)	Death. If a Participant dies while in his or her capacity as an Eligible Participant, all unvested Share Units and Options will immediately vest and all Share Units and Options will expire one (1) year after the death of such Participant.

(iv)	Change of Control. Subject to any written employment or contracting agreement between the Corporation and a Participant, if a participant is terminated without “cause” or resigns for good reason during the 12 month period following a Change of Control, or after the Corporation has signed a written agreement to effect a change of control but before the change of control is completed, then any unvested Share Units and/or Options will immediately vest and may be exercised prior to the earlier of thirty (30) days of such date or the expiry date of such Options.

(v)	U.S. Participants. Notwithstanding anything to the contrary in this Plan, with respect to U.S. Participants, Share Units shall not be exercisable at the Participant’s discretion. Rather, Share Units shall be settled and paid out by the Corporation as soon as administratively practicable after the Share Units vest and are no longer to a substantial risk of forfeiture within the meaning of section 409A of the Code (“Vesting”), but in all events no later than March 15 following the calendar year in which Vesting occurs (and such U.S. Participant shall not have the ability to choose the taxable year of payment). For added clarity, if Share Units vest on February 1, 2021, the Share Units shall be settled and paid out as soon as administratively practicable but no later than March 15, 2022. The Board may award Share Units with delayed settlement terms, but in all events such Share Units must comply with the requirements of section 409A of the Code, including the provisions described in Section 7.5.

(b)	For the purposes of this Plan, a Participant’s employment with the Corporation or an Affiliate is considered to have terminated effective on the last day of the Participant’s actual and active employment with the Corporation or Affiliate, whether such day is selected by agreement with the individual, unilaterally by the Corporation or Affiliate and whether with or without advance notice to the Participant. For the avoidance of doubt, no period of notice, if any, or payment instead of notice that is given or that ought to have been given under applicable law, whether by statute, imposed by a court or otherwise, in respect of such termination of employment that follows or is in respect of a period after the Participant’s last day of actual and active employment will be considered as extending the Participant’s period of employment for the purposes of determining his entitlement under this Plan.

(c)	The Participant shall have no entitlement to damages or other compensation arising from or related to not receiving any awards which would have settled or vested or accrued to the Participant after the date of cessation of employment or if working notice of termination had been given.

Section 5.4   Unfunded Plan.

Unless otherwise determined by the Board, this Plan shall be unfunded. To the extent any Participant or his or her estate holds any rights by virtue of a grant of Awards under this Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured creditor of the Corporation. Notwithstanding the foregoing, any determinations made shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the Income Tax Regulations, adopted under the Tax Act or any successor provision thereto.

Article 6 - ADJUSTMENTS AND AMENDMENTS

Section 6.1   Adjustment to Shares Subject to Outstanding Awards.

(a)	In the event of any subdivision of the Shares into a greater number of Shares at any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant, at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof, in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such subdivision if on the record date thereof the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

(b)	In the event of any consolidation of Shares into a lesser number of Shares at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such consideration if on the record date thereof the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

(c)	If at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Section 6.1(a) or Section 6.1(b) hereof or, subject to the provisions of Section 6.2(c) hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”), the Participant shall be entitled to receive upon the subsequent exercise or vesting of Award, in accordance with the terms hereof and shall accept in lieu of the number of Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class or other securities of the Corporation or the Successor Corporation (as the case may be) or other consideration from the Corporation or the Successor Corporation (as the case may be) that such Participant would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of Section 6.2(c) hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, such Participant had been the registered holder of the number of Shares to which such Participant was immediately theretofore entitled upon such exercise or vesting of such Award.

(d)	If, at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall make a distribution to all holders of Shares or other securities in the capital of the Corporation, or cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit), or should the Corporation effect any transaction or change having a similar effect, then the price or the number of Shares to which the Participant is entitled upon exercise or vesting of Award shall be adjusted to take into account such distribution, transaction or change. The Board shall determine the appropriate adjustments to be made in such circumstances in order to maintain the Participants’ economic rights in respect of their Awards in connection with such distribution, transaction or change. If any adjustment required by this section shall result in any limits set forth in this Plan or as set out in TSXV Policy being exceeded then the Corporation may settle any outstanding amount in cash.

Section 6.2   Amendment or Discontinuance of the Plan.

(a)	The Board may amend the Plan or any Award at any time without the consent of the Participants provided that such amendment shall:

(i)	not adversely alter or impair any Award previously granted except as permitted by the provisions of Article 6 hereof;

(ii)	be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the Stock Exchange; and

(iii)	be subject to shareholder approval, where required by law, the requirements of the Stock Exchange or the provisions of the Plan, provided that shareholder approval shall not be required for the following amendments and the Board may make any such amendments:

(A)	amendments of a general “housekeeping” or clerical nature that, among others, clarify, correct or rectify any ambiguity, defective provision, error or omission in the Plan;

(B)	changes that alter, extend or accelerate the terms of vesting or settlement applicable to any Award (other than in respect of any Options held by persons retained to provide Investor Relations Activities for which prior approval of the TSXV shall be required at all times when the Corporation is listed on the TSXV);

(C)	a change to the assignability provisions under this Plan;

(D)	any amendment regarding the effect of termination of a Participant’s employment or engagement;

(E)	any amendment to add or amend provisions relating to the granting of cash- settled awards, provision of financial assistance or clawbacks and any amendment to a cash-settled award, financial assistance or clawbacks provisions which are adopted;

(F)	any amendment regarding the administration of this Plan;

(G)	any amendment necessary to comply with applicable law or the requirements of the Stock Exchange or any other regulatory body having authority over the Corporation, this Plan or the shareholders of the Corporation (provided, however, that any Stock Exchange shall have the overriding right in such circumstances to require shareholder of any such amendments); and

(H)	any other amendment that does not require the shareholder approval under Section 6.2(b).

(b)	Notwithstanding Section 6.2(a)(iii), the Board shall be required to obtain shareholder approval to make the following amendments:

(i)	any change to the maximum number of Shares issuable from treasury under the Plan, except such increase by operation of Section 2.5 and in the event of an adjustment pursuant to Article 6;

(ii)	any amendment which reduces the exercise price of any Award, except in the case of an adjustment pursuant to Article 6;

(iii)	any amendment which extends the term of any Award held by an Insider;

(iv)	any amendment to remove or to exceed the insider participation limit set out in Section 2.6;

(v)	any amendment to the amendment provisions of the Plan.

At all times when the Corporation is listed on the TSXV, the shareholder approval referred to in Section 6.2(b)(ii) (if any such Award is held by an Insider), Section 6.2(b)(iii) and Section 6.2(b)(iv) above must be obtained on a “disinterested” basis in compliance with the applicable policies of the TSXV.

(c)	The Board may, subject to applicable regulatory approvals, decide that any of the provisions hereof concerning the effect of termination of the Participant’s employment shall not apply for any reason acceptable to the Board.

(d)	Notwithstanding any other provision of this Plan, at all times when the Corporation is listed on the TSXV:

(i)	the Corporation shall be required to obtain prior TSXV acceptance of any amendment to this Plan; and

(ii)	The Corporation shall be required to obtain disinterested shareholder approval in compliance with the applicable policies of the TSXV for this Plan if, together with all of the Corporation’s previously established and outstanding equity compensation plans or grants, could permit at any time: (1) the aggregate number of Shares reserved for issuance under Awards granted to Insiders (as a group) at any point in time exceeding 10% of the issued Shares; and (2) the grant to Insiders (as a group), within a 12 month period, of an aggregate number of Awards exceeding 10% of the issued Shares, calculated at the date an Award is granted to any Insider.

Section 6.3   Change of Control.

(a)	Notwithstanding any other provision of this Plan, in the event of a Change of Control, the surviving, successor or acquiring entity shall assume any Awards or shall substitute similar options or share units for the outstanding Awards, as applicable. If the surviving, successor or acquiring entity does not assume the outstanding Awards or substitute similar options or share units for the outstanding Awards, as applicable, or if the Board otherwise determines in its discretion, the Corporation shall give written notice to all Participants advising that the Plan shall be terminated effective immediately prior to the Change of Control and all Options, RSUs (and related Dividend Share Units) and a specified number of PSUs (and related Dividend Share Units) shall be deemed to be vested and, unless otherwise exercised, settled, forfeited or cancelled prior to the termination of the Plan, shall expire or, with respect to RSUs and PSUs be settled, immediately prior to the termination of the Plan. The number of PSUs which are deemed to be vested shall be determined by the Board, in its sole discretion, having regard to the level of achievement of the Performance Criteria prior to the Change of Control.

(b)	In the event of a Change of Control, the Board has the power to: (i) make such other changes to the terms of the Awards as it considers fair and appropriate in the circumstances, provided such changes are not adverse to the Participants; (ii) otherwise modify the terms of the Awards to assist the Participants to tender into a takeover bid or other arrangement leading to a Change of Control, and thereafter; and (iii) terminate, conditionally or otherwise, the Awards not exercised or settled, as applicable, following successful completion of such Change of Control. If the Change of Control is not completed within the time specified therein (as the same may be extended), the Awards which vest pursuant to this Section 6.3 shall be returned by the Corporation to the Participant and, if exercised or settled, as applicable, the Shares issued on such exercise or settlement shall be reinstated as authorized but unissued Shares and the original terms applicable to such Awards shall be reinstated.

Article 7 - MISCELLANEOUS

Section 7.1   Currency.

Unless otherwise specifically provided, all references to dollars in this Plan are references to Canadian dollars.

Section 7.2   Compliance and Award Restrictions.

(a)	The Corporation’s obligation to issue and deliver Shares under any Award is subject to: (i) the completion of such registration or other qualification of such Shares or obtaining approval of such regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof; (ii) the admission of such Shares to listing on any stock exchange on which such Shares may then be listed; and (iii) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Shares as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction. The Corporation shall take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which such Shares are then listed.

(b)	The Participant agrees to fully cooperate with the Corporation in doing all such things, including executing and delivering all such agreements, undertakings or other documents or furnishing all such information as is reasonably necessary to facilitate compliance by the Corporation with such laws, rule and requirements, including all tax withholding and remittance obligations.

(c)	No Awards will be granted where such grant is restricted pursuant to the terms of any trading policies or other restrictions imposed by the Corporation.

(d)	The Corporation is not obliged by any provision of this Plan or the grant of any Award under this Plan to issue or sell Shares if, in the opinion of the Board, such action would constitute a violation by the Corporation or a Participant of any laws, rules and regulations or any condition of such approvals.

(e)	If Shares cannot be issued to a Participant upon the exercise or settlement of an Award due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares will terminate and, if applicable, any funds paid to the Corporation in connection with the exercise of any Options will be returned to the applicable Participant as soon as practicable.

Section 7.3   Use of an Administrative Agent and Trustee.

The Board may in its sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Awards granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Awards granted under the Plan, the whole in accordance with the terms and conditions determined by the Board in its sole discretion. The Corporation and the administrative agent will maintain records showing the number of Awards granted to each Participant under the Plan.

Section 7.4   Tax Withholding.

(a)	Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of applicable source deductions. If the event giving rise to the withholding obligation involves an issuance or delivery of Shares, then, the withholding obligation may be satisfied by (a) having the Participant elect to have the appropriate number of such Shares sold by the Corporation, the Corporation’s transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 7.1 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being delivered to the Corporation, which will in turn remit such amounts to the appropriate governmental authorities, or (b) any other mechanism as may be required or appropriate to conform with local tax and other rules.

(b)	The sale of Shares by the Corporation, or by a broker engaged by the Corporation (the “Broker”), under Section 7.4(a) or under any other provision of the Plan will be made on the Stock Exchange. The Participant consents to such sale and grants to the Corporation an irrevocable power of attorney to effect the sale of such Shares on his behalf and acknowledges and agrees that (i) the number of Shares sold will be, at a minimum, sufficient to fund the withholding obligations net of all selling costs, which costs are the responsibility of the Participant and which the Participant hereby authorizes to be deducted from the proceeds of such sale; (ii) in effecting the sale of any such Shares, the Corporation or the Broker will exercise its sole judgment as to the timing and the manner of sale and will not be obligated to seek or obtain a minimum price; and (iii) neither the Corporation nor the Broker will be liable for any loss arising out of such sale of the Shares including any loss relating to the pricing, manner or timing of the sales or any delay in transferring any Shares to a Participant or otherwise.

(c)	The Participant further acknowledges that the sale price of the Shares will fluctuate with the market price of the Shares and no assurance can be given that any particular price will be received upon any sale.

(d)	Notwithstanding the first paragraph of this Section 7.4, the applicable tax withholdings may be waived where the Participant directs in writing that a payment be made directly to the Participant’s registered retirement savings plan in circumstances to which regulation 100(3) of the regulations of the Tax Act apply.

Section 7.5   Code Section 409A.

(a)	It is intended that awards issued to U.S. Participants be exempt from or in compliance with the terms and conditions of Section 409A of the Code and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”), to the extent applicable, and all provisions of this Plan shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Notwithstanding the foregoing, in no event shall the Corporation or any Affiliate have any liability to any U.S. Participant for taxes, penalties, or interest that may be due as a result of the application of Code Section 409A to any Share Unit Award granted hereunder.

(b)	If under this Plan, an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment.

(c)	With regard to any payment that is considered “non-qualified deferred compensation” under Code Section 409A, termination of employment for a U.S. Participant shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of amounts or benefits to a U.S. Participant on account of a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Plan, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(d)	Notwithstanding any other provision of the Plan to the contrary, if a U.S. Participant and deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment that is considered “non-qualified deferred compensation” under Code Section 409A payable on account of a “separation from service,” such payment shall be made on the date which is the earlier of (i) the expiration of the six month period measured from the date of such “separation from service” of the U.S. Participant, and (ii) the date of the U.S. Participant’s death and (iii) the U.S. Participant’s Share Unit Vesting Determination Date (the “Delay Period”) to the extent required under Section 409A. Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 7.4(d)(d) shall be paid to the U.S. Participant in a lump sum.

(e)	With regard to any payment that is considered “non-qualified deferred compensation” under Code Section 409A, a Change of Control payment event, as used in Section 6.3 of this Plan, shall not be deemed to have occurred unless such Change of Control would constitute a “change in control event” within the meaning of Code Section 409A.

Section 7.6   U.S. Securities Act Compliance.

This Plan is subject to the requirements of the U.S. Securities Act and applicable state securities laws.

(a)	Neither the Awards nor any Shares issuable under any Award have been or are expected to be registered under the U.S. Securities Act or any applicable state securities laws.

(b)	Unless made pursuant to an effective registration statement under the U.S. Securities Act, any Awards or Shares issuable under any Award granted to a Participant must be exempt from the registration requirements of the U.S. Securities Act pursuant to Rule 701 thereunder and applicable state securities laws. Any Award granted pursuant to the exemption available under Rule 701 shall be subject to the limitations set forth therein.

(c)	Unless the Award and/or any Shares issuable under the Award have been registered under the U.S. Securities Act, any Awards or Shares issuable under any Award will be deemed “restricted securities” as defined in Rule 144 and will bear a U.S. restricted legend in substantially the form as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

provided that, if any of the Shares are being sold in accordance with Rule 904 of Regulation S, and such securities were acquired when the Corporation qualified as a “foreign issuer” (as defined in Rule 902(e) of Regulation S), the legend may be removed by (i) providing to the Corporation’s registrar and transfer agent a declaration in the form as the Corporation may prescribe from time to time, and (ii) if required by the Corporation’s registrar and transfer agent an opinion of counsel, of recognized standing in form and substance reasonably satisfactory to the Corporation, or other evidence reasonably satisfactory to the Corporation, that the proposed transfer may be effected without registration under the U.S. Securities Act; and provided, further, that, if any such securities are being sold under Rule 144 under the U.S. Securities Act, if available, the legend may be removed by delivering to the Corporation and the Corporation’s registrar and transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

Section 7.7   Reorganization of the Corporation.

The existence of any Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

Section 7.8   Governing Laws.

The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Section 7.9   Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

Section 7.10   Effective Date of the Plan.

The Plan was approved by the Board and shall take effect as of November 5, 2021 and was amended by the Board on May 27, 2022 and May 20, 2025.

The Plan was most recently approved by the shareholders on June 28, 2024.

APPENDIX “A”

FORM OF OPTION AGREEMENT

Alaska Silver Corp.

OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) is granted by Alaska Silver Corp. (the “Corporation”), in favour of the optionee named below (the “Optionee”) pursuant to and on the terms and subject to the conditions of the Corporation’s Long-Term Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined in this Option Agreement shall have the meanings set forth in the Plan.

The terms of the option (the “Option”), in addition to those terms set forth in the Plan, are as follows:

1.	Optionee. The Optionee is [•] and the address of the Optionee is currently [•].

2.	Number of Shares. The Optionee may purchase up to [•] Shares of the Corporation (the “Option Shares”) pursuant to this Option, as and to the extent that the Option vests and becomes exercisable as set forth in Section 6 of this Option Agreement.

3.	Exercise Price. The exercise price is Cdn $ [•] per Option Share (the “Exercise Price”).

4.	Date Option Granted. The Option was granted on [•].

5.	Expiry Date. The Option terminates on [•]. (the “Expiry Date”).

6.	Vesting. The Option to purchase Option Shares shall vest and become exercisable as follows:

[•]

7.	Exercise of Options. In order to exercise the Option, the Optionee shall notify the Corporation in the form annexed hereto as Schedule “A”, whereupon the Corporation shall use reasonable efforts to cause the Optionee to receive a certificate representing the relevant number of fully paid and non-assessable Shares in the Corporation.

8.	Transfer of Option. The Option is not-transferable or assignable except in accordance with the Plan.

9.	Grants to U.S. Participants. Type of Option: _____ ISO _____ NSO (check one). If designated as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the U.S. Internal Revenue Code (the “Code”). Nevertheless, to the extent that it exceeds the $100,000 rule of Section 422(d), this Option shall be treated as a Non-statutory Stock Option (“NSO”). Further, this Option shall cease to qualify as an ISO if it fails to satisfy the requirements of Section 3.7(a)(iv) of the Plan or is exercised after the maximum applicable periods specified in Section 3.7(a)(iv) of the Plan. If for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. However, nothing herein or in Section 3.7(a) of the Plan shall be construed to require the Option to remain outstanding beyond the time of expiry specified above in Section 5. For avoidance of doubt, the accelerated expiry provisions in Section 5.3 and Section 6.3 of the Plan shall apply to this Option, whether it qualifies as an ISO or NSO. If the Option is designated as an ISO, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two years after the Grant Date, or (ii) the date one year after the date of exercise, the Participant shall immediately notify the Corporation in writing of such disposition in order to enable the Corporation to satisfy informational reporting requirements to the Internal Revenue Service.

10.	U.S. Securities Law Compliance. Neither the Awards nor any Shares issuable under any Award have been or are expected to be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) or any applicable state securities laws.

(a)	Unless made pursuant to an effective registration statement under the U.S. Securities Act, any Awards or Shares issuable under any Award granted to a Participant must be exempt from the registration requirements of the U.S. Securities Act pursuant to Rule 701 thereunder and applicable state securities laws. Any Award granted pursuant to the exemption available under Rule 701 shall be subject to the limitations set forth therein.

(b)	Any Awards or Shares issuable under any Award granted to a Participant will be deemed “restricted securities” as defined in Rule 144 and will bear the following U.S. restricted legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND, IN EACH CASE IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

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provided that, if any of the Shares are being sold in accordance with Rule 904 of Regulation S, and such Shares were acquired when the Corporation qualified as a “foreign issuer” (as defined in Rule 902(e) of Regulation S), the legend may be removed by (i) providing to the Corporation’s registrar and transfer agent a declaration in the form attached hereto as Appendix I or as the Corporation may prescribe from time to time, and (ii) if required by the Corporation’s registrar and transfer agent an opinion of counsel, of recognized standing in form and substance reasonably satisfactory to the Corporation, or other evidence reasonably satisfactory to the Corporation, that the proposed transfer may be effected without registration under the U.S. Securities Act; and provided, further, that, if any such securities are being sold under Rule 144 under the U.S. Securities Act, if available, the legend may be removed by delivering to the Corporation and the Corporation’s registrar and transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation, that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws

11.	Inconsistency. This Option Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this Option Agreement and the Plan, the terms of the Plan shall govern.

12.	Severability. Wherever possible, each provision of this Option Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Option Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13.	Entire Agreement. This Option Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

14.	Successors and Assigns. This Option Agreement shall bind and enure to the benefit of the Optionee and the Corporation and their respective successors and permitted assigns.

15.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

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16.	Governing Law. This Agreement and the Option shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

17.	Counterparts. This Option Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

By signing this Agreement, the Optionee acknowledges that the Optionee has been provided a copy of and has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

IN WITNESS WHEREOF the parties hereof have executed this Option Agreement as of the ______ day of ________________, 20__.

Alaska Silver Corp.

By:
Name:
Title:

Witness	[Insert Participant’s Name]

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Schedule “A”
ELECTION TO EXERCISE STOCK OPTIONS

TO:        Alaska Silver Corp. (the “Corporation”)

The undersigned Optionee hereby elects to exercise Options granted by the Corporation to the undersigned pursuant to an Award Agreement dated________________________, 20__ under the Corporation’s Long-Term Incentive Plan (the “Plan”), for the number Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Number of Shares to be Acquired:

Exercise Price (per Share):	Cdn.$

Aggregate Purchase Price:	Cdn.$

Amount enclosed that is payable on account of any source deductions relating to this Option exercise (contact the Corporation for details of such amount):	Cdn.$

☐ Or check here if alternative arrangements have been made with the Corporation;

and hereby tenders a certified cheque, bank draft or other form of payment confirmed as acceptable by the Corporation for such aggregate purchase price, and, if applicable, all source deductions, and directs such Shares to be registered in the name of ____________________________________ __________________________________________

In the event that a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering the exercise of the Options is not effective on the date hereof, the undersigned Optionee hereby makes the following representations and warranties:

1.	the Optionee understands and acknowledges that the Shares issuable upon exercise of the Options have not been and will not be registered under the Securities Act or the securities laws of any state of the United States, and that the offer and sale of the Shares to the Optionee is being and will be made in reliance upon a private placement exemption provided by Rule 701 under the Securities Act;

2.	the Optionee is a natural person and is acquiring the Shares for its own account as principal, for investment purposes only, and not with a view to any resale, distribution or other disposition of the Shares in violation of United States federal or state securities laws;

3.	the Optionee understands and acknowledges that the Shares will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”), and the Optionee understands and agrees that the Shares may be offered, sold or otherwise transferred by the Optionee only in transactions exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws, and that prior to any transfer of Securities, the Corporation may require the delivery of an opinion of counsel of recognized standing, or other evidence, reasonably satisfactory to the Corporation, to the effect that the proposed transfer may be effected without registration under the Securities Act or applicable state securities laws;

4.	the Optionee understands and acknowledges that certificates or direct registration statements representing any Securities, and all certificates or direct registration statements issued in exchange for or in substitution of such certificates or direct registration statements, will bear, upon the original issuance of the Shares and until the legend is no longer required under applicable requirements of the Securities Act or applicable state securities laws, a legend with respect to the transfer restrictions described in the foregoing paragraph;

5.	the Optionee consents to the Corporation making a notation on its records or giving instructions to the transfer agent for the Shares in order to implement the transfer restrictions described herein;

6.	the Optionee understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Shares;

7.	the Optionee understands and acknowledges that there may be United States tax consequences related to acquisition and disposition of the Shares, and that the Optionee is solely responsible for determining such tax consequences. In particular, the Optionee understands and acknowledges that if the Corporation were to be deemed to be a “passive foreign investment company” within the meaning of the United States Internal Revenue Code in respect of any year in which the Optionee owns Shares, the Optionee may face adverse tax consequences, and it is solely the Optionee’s responsibility to determine such tax consequences. No determination by the Corporation has been made as to whether or not it is, or expects to be in respect of any fiscal year, a passive foreign investment company;

8.	the Optionee understands and acknowledges that if the Corporation were ever deemed to be, or to have at any time previously been, a company with (i) no or nominal operations and (ii) no or nominal assets other than cash and cash equivalents, Rule 144 under the Securities Act may be unavailable for resales of the Shares, and that the Corporation is under no obligation to take, and has no present intention of taking, any action to make Rule 144 under the Securities Act (or any other exemption from the registration requirements of the Securities Act) available for resales of the Shares;

9.	the Optionee acknowledges that the representations and warranties and agreements contained herein are made by the Optionee with the intent that they may be relied upon by the Corporation in determining the Optionee’s eligibility to acquire the Shares. The Optionee further agrees that by accepting the Shares, the Optionee shall be representing and warranting that the foregoing representations and warranties are true as at the delivery time with the same force and effect as if they had been made by the Optionee at the delivery time and that they shall survive the acquisition by the Optionee of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Optionee of the Shares; and

10.	the Corporation is irrevocably authorized to produce this agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.

DATED this _____ day of _____________, _______.

Signature of Participant

Name of Participant (Please Print)

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Schedule “B”
SURRENDER NOTICE

TO:        Alaska Silver Corp. (the “Corporation”)

The undersigned Optionee hereby elects to surrender ____________Options granted by the Corporation to the undersigned pursuant to an Award Agreement dated _________________, 20 ___under the Corporation’s Long-Term Incentive Plan (the “Plan”) in exchange for Shares as calculated in accordance with Section 3.6(c) of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Please issue a certificate or certificates representing the Shares in the name of ____________________________________________________

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.

DATED this ______ day of _________________, _____.

Signature of Participant

Name of Participant (Please Print)

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APPENDIX “B”

FORM OF RSU AGREEMENT

ALASKA SILVER CORP.

RESTRICTED SHARE UNIT AGREEMENT

This restricted share unit agreement (“RSU Agreement”) is granted by Alaska Silver Corp. (the “Corporation”) in favour of the Participant named below (the “Recipient”) of the restricted share units (“RSUs”) pursuant to the Corporation’s Long-Term Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined in this RSU Agreement shall have the meanings set forth in the Plan.

The terms of the RSUs, in addition to those terms set forth in the Plan, are as follows:

11.	Recipient. The Recipient is [•] and the address of the Recipient is currently [•].

12.	Grant of RSUs. The Recipient is hereby granted [•] RSUs.

13.	Restriction Period. In accordance with Section 4.3 of the Plan, the restriction period in respect of the RSUs granted hereunder, as determined by the Board, shall commence on [•] and terminate on [•].

14.	Performance Criteria. [•].

15.	Performance Period. [•].

16.	Vesting. The RSUs will vest as follows:

[•].

17.	Transfer of RSUs. The RSUs granted hereunder are non-transferable or assignable except in accordance with the Plan.

18.	Inconsistency. This RSU Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this RSU Agreement and the Plan, the terms of the Plan shall govern.

19.	Severability. Wherever possible, each provision of this RSU Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this RSU Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this RSU Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

20.	Entire Agreement. This RSU Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and pre-empt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

21.	Successors and Assigns. This RSU Agreement shall bind and enure to the benefit of the Recipient and the Corporation and their respective successors and permitted assigns.

22.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

23.	Governing Law. This RSU Agreement and the RSUs shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

24.	Counterparts. This RSU Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

By signing this RSU Agreement, the Participant acknowledges that he or she has been provided with, has read and understands the Plan and this RSU Agreement.

IN WITNESS WHEREOF the parties hereof have executed this RSU Agreement as of the ______ day of _______________________________, 20____.

Alaska Silver Corp.

By:
Name:
Title:

Witness	[Insert Participant’s Name]

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APPENDIX “C”

FORM OF PSU AGREEMENT

ALASKA SILVER CORP.

PERFORMANCE SHARE UNIT AGREEMENT

This performance share unit agreement (“PSU Agreement”) is granted by Alaska Silver Corp. (the “Corporation”) in favour of the Participant named below (the “Recipient”) of the performance share units (“PSUs”) pursuant to the Corporation’s Long-Term Incentive Plan (the “Plan”). Capitalized terms used and not otherwise defined in this PSU Agreement shall have the meanings set forth in the Plan.

The terms of the PSUs, in addition to those terms set forth in the Plan, are as follows:

1.	Recipient. The Recipient is [•] and the address of the Recipient is currently [•].

2.	Grant of PSUs. The Recipient is hereby granted [•] PSUs.

3.	Restriction Period. In accordance with Section 4.3 of the Plan, the restriction period in respect of the PSUs granted hereunder, as determined by the Board, shall commence on [•] and terminate on [•].

4.	Performance Criteria. [•].

5.	Performance Period. [•].

6.	Vesting. The PSUs will vest as follows:

[•].

7.	Transfer of PSUs. The PSUs granted hereunder are not-transferable or assignable except in accordance with the Plan.

8.	Inconsistency. This PSU Agreement is subject to the terms and conditions of the Plan and, in the event of any inconsistency or contradiction between the terms of this PSU Agreement and the Plan, the terms of the Plan shall govern.

9.	Severability. Wherever possible, each provision of this PSU Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this PSU Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this PSU Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

10.	Entire Agreement. This PSU Agreement and the Plan embody the entire agreement and understanding among the parties and supersede and pre-empt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

11.	Successors and Assigns. This PSU Agreement shall bind and enure to the benefit of the Recipient and the Corporation and their respective successors and permitted assigns.

12.	Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof.

13.	Governing Law. This PSU Agreement and the PSUs shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

14.	Counterparts. This PSU Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

By signing this PSU Agreement, the Participant acknowledges that he or she has been provided with, has read and understands the Plan and this PSU Agreement.

IN WITNESS WHEREOF the parties hereof have executed this PSU Agreement as of the _____ day of ______________________, 20____.

Alaska Silver Corp.

By:
Name:
Title:

Witness	[Insert Participant’s Name]

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